[LaSALLE LOGO]

                               Continental Building
                               25 Church Street, Hamilton HM 12
                               P.O. Box HM 1502, Hamilton HMFX, Bermuda
                               Telephone: (441) 292-3339 Telefax: (441) 292-1501


NEWS RELEASE

FOR IMMEDIATE RELEASE          CONTACT:  Robert P. Cuthbert
                                         Senior Vice President and
                                         Chief Financial Officer

                                         (441) 292-3339



               LASALLE RE HOLDINGS LIMITED REPORTS FORMAL REVIEW
                OF OPERATIONS AND RESERVE STRENGTHENING CHARGE
                   TO BE INCLUDED IN SECOND QUARTER RESULTS


Hamilton, Bermuda, March 31, 1999 -- LaSalle Re Holdings Limited (NYSE:LSH) announced today the results of a formal review of operations and reserves that it had conducted during the second quarter of 1999. LaSalle anticipates that second quarter results, which will be released early in May, will include a charge to earnings of approximately $35.0 million, or $1.68 per share.

The reserve strengthening of $35.0 million includes case reserves and reserves for incurred but not reported for various non-catastrophe exposed lines of business, including aggregate stop loss coverage for extended warranty and motor physical damage reinsurance contracts.

LaSalle's Chief Executive Officer initiated a thorough and rigorous review of the Company's operations and reserves. This review identified issues pertaining to prior-year reserves as well as unprofitable lines of business, resulting in a strengthening of reserves and curtailment in writing unprofitable business.

Victor H. Blake, O.B.E., Chairman, President and Chief Executive Officer, said, "We have been part of an industry caught in a prolonged soft insurance cycle which has created excessive competition and over supply of capital. In diversifying our portfolio, certain lines of business have proven to be unprofitable. We have identified the unprofitable lines of business and have discontinued them. We have reaffirmed our underwriting strategy as a specialty catastrophe reinsurer emphasizing low frequency, high severity business. We believe that LaSalle Re's reserve position will be among the strongest in the reinsurance industry with the action we have taken".

LaSalle Re Holdings Limited, through its operating company, LaSalle Re Limited, writes specialist classes of reinsurance on a worldwide basis, including property catastrophe reinsurance.


--------------------------------------------------------------------------------

Forward-Looking Information: The Private Securities Litigation Reform Act of 1996 provides a "safe harbor" for forward-looking statements. This press release or any other written or oral statements made by or on behalf of LaSalle may include forward-looking statements which reflect LaSalle's current views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors (which are described in more detail elsewhere in documents filed by LaSalle with the Securities and Exchange Commission) include, but are not limited to, uncertainties relating to general economic conditions and cyclical industry conditions, uncertainties relating to governmental and regulatory policies, volatile and unpredictable developments (including storms and catastrophes), the legal environment, the uncertainties of the reserving process, and the competitive environment in which LaSalle operates. The words "believe", "expect", "anticipate", "project", "plan", and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. LaSalle undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

                                  -----------




--------------------------------------------------------------------------------